EXHIBIT 99.1

REVOCABLE PROXY

BRISTOL BANK

2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Bristol Bank (“Bristol”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Bristol which the undersigned may be entitled to vote at the 2006 Annual Meeting of Shareholders to be held at the corporate headquarters of Bristol located at 1493 Sunset Drive, Coral Gables, Florida 33143, on _______________, 2006, at ____ p.m., and at any and all adjournments thereof.

The undersigned shareholder of Bristol may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of Bristol, a written notice of revocation, by delivering to Bristol a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: To elect eleven members of the Board of Directors Of Bristol Bank.

	FOR	AGAINST	WITHHOLD AUTHORITY
Matthew A. Bluhm	☐	☐	☐

Michael Duchowney	☐	☐	☐

Fernando L. Fernandez	☐	☐	☐

Patricia Frost	☐	☐	☐

Gilbert A. Haddad	☐	☐	☐

W.B. Haddad	☐	☐	☐

Jay H. Massirman	☐	☐	☐

Christopher F. Roden	☐	☐	☐

Steven D. Rubin	☐	☐	☐

Warren P. Weiser	☐	☐	☐

Robert J. Yanno	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL II: Ratification of Hacker, Johnson & Smith, P.A. as the independent auditors for Bristol Bank, for the fiscal year ending December 31, 2006.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL III: To approve an Agreement and Plan of Merger pursuant to which Bristol will be merged with and into Bank of Florida, a wholly-owned subsidiary of Bancshares of Florida, Inc.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL IV: To Approve the adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal I, II and III.	☐	☐	☐

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement/Prospectus dated ____________, 2006.

Signature: _________________________________________

Signature if held jointly: ______________________________

ADDRESS LABEL

Date: _____________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card,

please sign and return all cards in the accompanying envelope.